Exhibit 10.45

BRAND PARTNERSHIP
AGREEMENT
TEN EASY STREET | SHOPPE HOUSE

This Agreement is made and entered into on this [Date] by and between Ten Easy Street, hereinafter referred to as “TES,” and ECD Auto Design hereinafter referred to as “ECD”.

Effective Date:

Upon signing of this agreement.

Term:

April 1, 2025, to December 31st, 2025

1. Scope of Agreement

TES agrees to showcase ECD’s custom vehicles in the designated parking spots located at the 10 Easy Street brand, Nantucket, MA. The vehicles will be displayed for the duration of the term.

2. Fees and Payment Terms

ECD agrees to pay TES a total fee of $75,000 for the duration of the showcase. The payment schedule is as follows:

●	A 20% deposit ($15,000) will be paid in 2 equal instalments of $7,500 in November & December of 2024.

●	The remaining $60,000 will be paid in 6 equal instalments of $10,000, starting from Jan 10th and continuing monthly. until the final instalment on Jun 10th 2025.

All payments will be made via bank transfer to the following account:

Hello Ten Easy Street LLC

Bank of America

Account# 466022694698

Rte# 021000322

3. Affiliate Link and Revenue Share

ECD will provide TES with an affiliate link that corresponds with the vehicles shown on TES’s platform. TES will promote the vehicles on all marketing channels, including press initiatives, social platforms, and any other digital or physical collateral related to the car showcase.

For all sales made through the affiliate link, TES will receive $5000. Payments from these sales will be remitted to TES on a quarterly basis,

4. Responsibilities of ECD

●	ECD will provide the custom vehicles in showroom condition for display.

●	ECD will be responsible for maintaining the vehicles throughout the duration of the showcase, including any necessary repairs.

●	ECD is responsible for insuring the vehicles and adding Eileen Kathryn Boyd to the insurance policy.

5. Responsibilities of TES

●	TES will provide designated parking spots in front of the showrooms for the use of ECD for the duration of the contract.

●	TES will ensure that the parking area is clean and accessible.

●	TES will coordinate with ECD to accommodate any special events or promotional activities related to the display of the vehicles, with prior approval.

●	TES will provide ECD with access to its office space during the term of the agreement, subject to availability.

ECD agrees to use the office space solely for business purposes related to the showcase.

BRAND PARTNERSHIP
AGREEMENT
TEN EASY STREET | SHOPPE HOUSE

6. Marketing and Branding

TES agrees to feature ECD’s branding in all marketing collateral related to the showhouse, including but not limited to:

●	Event invitations and programming

●	Social media platforms

●	TES’s website

●	Any other promotional materials developed by TES during the contract period.

ECD will have the opportunity to review and approve any major marketing collateral before publication.

7. Liability

ECD will be responsible for any damages or liabilities arising from the presence of the vehicles in the parking spots. TES will not be liable for any damage, theft, or vandalism to the vehicles during the showcase period.

8. Governing Law

This agreement shall be governed by the laws of the State of Massachusetts.

9. Signatures

By signing below, both parties agree to the terms and conditions set forth in this contract.

Signature of TES		Signature of ECD

/s/ Eileen Kathryn Boyd		/s/ Benjamin Piggott
Name:	Eileen Kathryn Boyd	Name:	Benjamin Piggott
Title:	Founder, CEO	Title:	CFO